Exhibit 3.1

AMENDED and RESTATED BYLAWS

OF

WEBSENSE, INC.

Revised March 9, 2009

ARTICLE 1

OFFICES

1.1 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of California as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting. The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, the stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 2.9(a) of Article 2 hereof.

2.3 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

.

2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time, may only be called as provided in this Section 2.4 by the President, Chief Executive Officer or Chairman of the Board and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right of and to vote at such meeting. No business may be transacted at the special meeting otherwise than as specified in the notice of meeting.

2.5 Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.6 Quorum and Adjournments.

(a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, as amended from time to time. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.

(b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person, or represented by proxy shall decide any question brought before such meeting, unless the matter is one upon which by express provision of statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws (including the provisions relating to the election of directors), as amended from time to time, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

2.7 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, as amended from time to time, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

2.8 Joint Owners Of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

2.9 Business Brought Before a Meeting; Notice.

(a) Annual Meetings of Stockholders.

(i) At an annual meeting of the stockholders, the nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may only be made if properly brought before the meeting. To be properly brought before an annual meeting, nominations or other business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the corporation at the time the notice is delivered to the Secretary of the corporation pursuant to this Section 2.9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9. The provisions of clause (C) of this Section 2.9(a)(i) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14-a-8 promulgated under the Exchange Act (as defined in Section 2.9(f) below), and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

3.

(ii) For nominations and other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i) of Article 2 hereof, the stockholder must have given timely notice and in the form set forth in Section 2.9(c) thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s written notice required by Section 2.9(c) must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the one hundred twentieth (120th) day prior to such annual meeting or the fifth (5th) day following the day on which Public Announcement of the date of such meeting is first made if the fifth day is fewer than 120 days prior to the date of the annual meeting. In no event shall the Public Announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been set forth in the notice for such special meeting brought in accordance with Section 2.4. Nothing contained in this Section 2.9(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called in accordance with Section 2.4 may be held. Stockholders of the corporation may not propose that any business be brought before a special meeting, however, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder who is a stockholder of record at the time the notice provided for in this Section 2.9(b) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholders notice required by Section 2.9 and in the form set forth in Section 2.9(c) of Article 2 hereof shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the date that is one hundred and twenty (120) days prior to the date of the special meeting or not later than the fifth (5th) day following the day of the first Public Announcement of the date of the special meeting, if such fifth day is less than 120 days prior to the date of the special meeting. In no event shall the Public Announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

4.

(c) Proper Form. To be in proper form, a stockholder’s notice to the Secretary of the corporation, whether given pursuant to this Section 2.9(a) or Section 2.9(b) of Article II hereof must:

(i) set forth, as to the Proponents (as defined in Section 2.9(f) below) of any nomination of a Director or Directors or any other business that the Proponent proposes to bring before the meeting: (A) the name and address, as they appear on the corporation’s books, of the Proponents, (B) the class or series and number of shares of the corporation which are, directly or indirectly, beneficially owned by the Proponents, (C) a description of any Derivative Agreements (as defined in Section 2.9(f) below) entered into by the Proponents or Stockholder Associated Person during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Agreements, (D) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect a proposed nominee or nominees or to carry such proposal of other business, as the case may be, (E) to the extent known by the Proponents, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and (F) any other information that is required to be provided by such Proponents pursuant to Regulation 14A under the Exchange Act, in such Proponents’ capacity as a proponent to a stockholder proposal;

(ii) if the notice relates to any business other than a nomination of a Director or Directors that the Proponents propose to bring before the meeting, set forth (A) as to each matter such Proponents propose to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendments to the corporation’s certificate of incorporation or Bylaws), the reasons for conducting such business at the meeting, and any material interest of such Proponents in such business, including any anticipated benefit of such business to any of the Proponents other than solely as a result of their ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate, and (B) a description of all agreements, arrangements and understandings (whether oral or in writing) between such Proponents, and any other person or persons (including their names) in connection with the proposal of such business by such Proponents; and

(iii) if the notice relates to the nomination of a Director or Directors that the Proponents propose to bring before the meeting, set forth, as to each person, if any, whom the Proponents propose to nominate for election or reelection to the Board set forth as to each person: (A) the name, age, business address and residence address of such proposed

5.

nominee, (B) the principal occupation or employment of such proposed nominee, (C) the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such proposed nominee, (D) the date or dates on which such shares were acquired and the investment intent of such acquisition, (E) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings (whether oral or in writing), and any other material relationships, between or among such Proponents and any Stockholder Associated Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proponents or any Stockholder Associated Person, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant and (F) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder (including without limitation such proposed nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected).

(iv) for a nominee proposed pursuant to Section 2.9(c)(iii) to be eligible for election or reelection as a Director, include a written questionnaire completed by such proposed nominee with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (1) any Voting Commitment (as defined in Section 2.9(f) below) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the corporation, and comply with all applicable Publicly Disclosed corporate governance, conflict of interest, ethics, confidentiality and stock ownership and trading policies and guidelines of the corporation. In addition, at the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation any other information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee and such other information as may reasonably be

6.

required by the corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(d) Updates and Supplements. A stockholder providing notice of nominations of persons for election to the Board of Directors or other business proposed to be brought before a stockholder meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 is true and correct in all material respects as of the record date for the meeting and as of the date that is five (5) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of five (5) business days prior to the meeting or any adjournment or postponement thereof).

(e) General Provisions. Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The chairman of the meeting shall have the power and duty to determine and declare at the meeting whether a proposed nomination or business, as the case may be, was properly brought before the meeting and in accordance with the provisions of this Section 2.9, and, if he or she should determine that any proposed nomination or business, as the case may be, was not properly brought before the meeting and in accordance with the provisions of this Section 2.9, to declare at the meeting that any such nomination or business was not properly brought before the meeting and shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.9, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmissions, at the meeting of the stockholders. Nothing in this Section 2.9 is in addition to or in lieu of any requirements under, and noting in this Section 2.9 shall be deemed to affect any rights of the corporation’s stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to, Rule 14a-8 promulgated under the Exchange Act.

7.

(f) Definitions. For purposes of this Section 2.9:

(i) “Derivative Agreements” mean (A) any agreement, arrangement, interest or understanding entered into (whether oral or in writing), directly or indirectly, by or on behalf of a Proponent or any Stockholder Associated Person (including any derivative positions, profit interests, options, warrants, debt positions, notes, bonds, convertible securities, stock appreciation or similar rights, and hedging or swap transactions) having an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, or otherwise intended to or which may have the effect of directly or indirectly mitigating loss with respect to, or managing risk associated with, or providing any direct or indirect opportunity to profit or share in any gain derived from any change in the value of shares or other securities of the corporation, (B) any proxy, contract, arrangement, understanding, or relationship (including borrowed or loaned shares) pursuant to which a Proponent or any Stockholder Associated Person directly or indirectly has a right to vote or control the voting of any shares of any security of the corporation or the effect of which is to change, directly or indirectly, the voting power of a Proponent or any Stockholder Associated Person, (C) any short interest in any security of the corporation (for purposes of Article 2 hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), or (D) any rights to dividends on the shares of the corporation owned beneficially by a Proponent or any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation.

(ii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iii) “Proponents” mean, collectively, the stockholder of record providing the notice to the corporation, any beneficial owner or beneficial owner upon whose behalf such stockholder of record is providing such notice, and any Stockholder Associated Person. Any one of the foregoing is referred to herein as a “Proponent.”

(iv) “Public Announcement” and “Publicly Disclosed” means and includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

8.

(v) “Stockholder Associated Person” means any affiliate or associate of either the stockholder of record providing notice to the corporation or, if different, the beneficial owner or beneficial owners on whose behalf such notice is being provided, and any other person knowingly acting in concert, or towards a common goal, with the Proponent.

(vi) “Voting Commitment” means any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how a person, if elected as a Director, will act or vote on any issue or question.

2.10 Action Without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE 3

DIRECTORS

3.1 Term of Office and Qualification. At each Annual Meeting of Stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Additional directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible as determined by the Board of Directors. A nominee for Director shall be elected if the votes cast “for” such nominee’s election exceed fifty percent (50%) of the total number of votes cast with respect to such nominee’s election (a “Majority Vote”); provided, however, that Directors shall be elected by a plurality of the votes cast at any Annual Meeting of Stockholders for which there is a Contested Election. A “Contested Election” shall mean an election at an Annual Meeting of the Stockholders for which (i) the Secretary receives a notice that a stockholder has nominated a person for election as a Director in compliance with the advance notice requirement for stockholder nominees for Directors set forth in Section 2.9 and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the corporation first gives notice of such Annual Meeting of Stockholders pursuant to Section 2.5. If any nominee for Director does not receive a Majority Vote at his or her election, other than in connection with a Contested Election, the Director shall promptly tender his or her resignation to the Board of Directors and the Nominating and Corporate Governance Committee (“Governance Committee”) of the Board of Directors will undertake an evaluation of the appropriateness of the Director’s continued service on the Board of Directors, and will make a recommendation to the Board of Directors as to whether it is appropriate to accept such Director’s resignation. The Governance Committee may consider any facts and circumstances it deems relevant.

The Governance Committee’s evaluation will begin promptly following certification of the voting results and the Governance Committee will submit a recommendation to the Board of Directors promptly following completion of the evaluation. In reviewing the Governance Committee’s recommendation, the Board of Directors will consider the factors evaluated by the Governance Committee and such additional information and factors the Board believes to be relevant.

9.

Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board of Directors considerations of the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent directors on the Board (as most recently determined by the Board pursuant to applicable Nasdaq guidelines) who are not subject to the evaluation will appoint a Board committee comprised of independent directors who are not being evaluated solely for the purpose of conducting the required evaluation. The special committee will make the recommendation to the Board otherwise required of the Governance Committee.

The Board of Directors shall act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.

3.2 The number of Directors which shall constitute the whole Board shall not be less than six (6) nor more than ten (10) Directors, and the exact number shall be fixed by resolution of sixty-six and two-thirds percent (66-2/3%) of the Directors then in office or by sixty-six and two-thirds percent (66-2/3%) of the stockholders at the annual meeting of the stockholders, with the number currently fixed at seven (7). Each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.3 Vacancies. Vacancies may be filled only by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until a successor is duly elected and shall qualify or until his earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies, or to replace the Directors chosen by the Directors then in office.

3.4 Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended from time to time, or by these Bylaws directed or required to be exercised or done by the stockholders.

3.5 Regular and Special Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of California.

3.6 Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event the annual meeting of any newly elected Board of Directors shall not be held immediately after, and at the same place as, the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

10.

3.7 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8 Notice of Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each Director either personally, or by telephone, mail, telegram or facsimile; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole Director. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9 Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

3.10 Quorum. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as amended from time to time. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

11.

3.12 Meetings by Telephone Conference Calls. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, as amended from time to time, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation, as amended from time to time, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.14 Lead Independent Director. The independent directors shall select one independent director as Lead Independent Director to serve until replaced by the independent directors. In the absence of the Chairman of the Board, the Lead Independent Director, if any, shall preside at all meetings of the Board of Directors at which he is present, including executive sessions of the independent Directors, shall serve as a liaison between the Chairman of the Board and the other independent Directors, shall approve information sent to the Board and meeting agendas for the Board, shall approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items, shall call meetings of the independent Directors as needed or as appropriate and may exercise such other powers as are, from time to time, assigned by the Board and as may be provided by law.

12.

3.15 Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.16 Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, as amended from time to time, the Board of Directors, or any individual Director, may be removed from office at any time only with cause by the affirmative vote of the holders of at least a majority of shares entitled to vote at an election of Directors.

ARTICLE 4

NOTICES

4.1 Notice.

(a) Notice To Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Article II herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to a stockholder for purposes other than stockholder meetings may be sent by US mail or nationally recognized overnight courier to such stockholder’s address as it appears on the records of the corporation, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice To Directors. Any notice required to be given to any director shall be given by the method stated in Article III, as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex, telegram or by email or other electronic means, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, as amended from time to time, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

(d) Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

13.

(f) Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(g) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under Delaware General Corporation Law, any notice given under the provisions of Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE 5

OFFICERS

5.1 Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose a President, one or more Vice Presidents and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended from time to time, or these Bylaws otherwise provide.

The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a Director of the corporation.

5.2 Election or Appointment. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, Chief Financial Officer and a Secretary and may choose a President, one or more Vice Presidents and one or more Assistant Secretaries.

The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

14.

5.3 Tenure, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.4 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

5.5 Vice Chairman of the Board. In the absence of the Chairman of the Board and the Lead Independent Director, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

5.6 Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman or Vice Chairman of the Board or Lead Independent Director at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.7 President. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.8 Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.

15.

5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer’s or President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

5.10 Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

5.11 Chief Financial Officer. The Chief Financial Officer shall act as Treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

5.12 Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

5.13 Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any Director, or to any other person who it may select.

16.

ARTICLE 6

CERTIFICATES OF STOCK

6.1 Certificates of Stock. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2 Execution of Certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

17.

6.4 Transfer of Stock. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

6.5 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification of Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

7.2 Indemnification of Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

18.

7.3 Good Faith.

(a) For purposes of any determination under this Bylaw, a Director or officer shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that any conduct was unlawful, if such Director’s or officer’s action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(1) one or more officers or employees of the corporation whom the Director or executive officer believed to be reliable and competent in the matters presented;

(2) counsel, independent accountants or other persons as to matters which the Director or executive officer believed to be within such person’s professional competence; and

(3) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such Committee’s designated authority, which committee the Director believes to merit confidence; so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that his or her consent was unlawful.

(c) The provisions of this Section 7.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

7.4 Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 7.4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

19.

7.5 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer. Any right to indemnification or advances granted by this Bylaw to a Director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stock-holders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.6 Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended from time to time, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

7.7 Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.8 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

7.9 Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

7.10 Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

20.

7.11 Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “Director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a Director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE 8

LOANS TO OFFICERS

8.1 Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan,

21.

guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE 9

GENERAL PROVISIONS

9.1 Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended from time to time, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended from time to time.

9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Execution of Corporate Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

9.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

9.5 Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 10

AMENDMENTS

10.1 Amendments.

(a) Except as otherwise set forth in Section 7.9 of Article 7 of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”). The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, as amended from

22.

time to time, to adopt, amend or repeal Bylaws by a vote of the majority of the Board of Directors unless a greater or different vote is required pursuant to the provisions of the Bylaws, the Certificate of Incorporation or any applicable provision of law.

(b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (b) or Section 2.2, Section 2.4, Section 2.9 or Section 2.10 of Article 2 or Section 3.1, Section 3.2 or Section 3.16 of Article 3 of these Bylaws.

(c) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended from time to time), the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the Directors, shall be required to alter, amend or repeal this paragraph (c) or Section 2.2, Section 2.4, Section 2.9 or Section 2.10 of Article 2 or Section 3.1, Section 3.2 or Section 3.16 of Article 3 of these Bylaws.

23.

CERTIFICATE OF SECRETARY

The undersigned, being the Secretary of Websense, Inc., a Delaware corporation, does hereby certify the foregoing to be the Bylaws of said corporation, as adopted by the requisite vote of the Directors of the corporation and which remain in full force and effect as of the date hereof.

Executed at San Diego, California effective as of March 9, 2009

/s/ Michael A. Newman
Michael A. Newman

24.